Exhibit  4.1  Subscription Agreement

SUBSCRIPTION AGREEMENT for 1ST & 10 PROPERTIES, CORP.

Common Stock ($10.00 per share)

Persons interested in purchasing common stock of 1ST & 10 PROPERTIES, CORP. must complete and return this Subscription Agreement along with their check or money order to:

1st & 10 Properties, Corp.
7918 INDIGO RIDGE TERRACE
BRADENTON FL 34201 ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

Securities Offered - The Company is offering 1,000,000 shares (par value $.00001 per share) at $10.00 per share. The minimum subscription is 100 shares.

Subscription - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

      Number of Common Shares =

      Multiply by Price of Shares x $10.00 per Share

      Aggregate Subscription Price = $

Check or money order shall be made payable to Stephanie A. Reinicke as Escrow Agent for 1ST & 10 Properties, Corp.

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2008.

b) I am a bona fide resident of the state of ________________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the shares which I am purchasing as follows:

Name: _____________________________________
Date: ___________________

As (check one)

Individual; Tenants in Common; Existing Partnership; Joint Tenants; Corporation; Trust; Minor with adult custodian under the Uniform Gift to Minors Act; IRA

For the person(s) who will be registered shareholder(s):

Signature of Subscriber Residence Address

Name of Subscriber (Printed) City or Town

Signature of Co-Subscriber State Zip Code

Name of Co-Subscriber (Printed) Telephone

Subscriber Tax I.D. or Co-Subscriber Tax I.D. or Social Security Number Social Security Number

E-mail Address (if available)

ACCEPTED BY: 1st & 10 Properties, Corp.

By:	Date:
Officer